Exhibit 99.2

BCB Bancorp, Inc. Announces Closing of $24 Million Public Offering of Shares of Common Stock at $10.00 per Share

BAYONNE, N.J., November 4, 2015 (GLOBE NEWSWIRE) -- BCB Bancorp, Inc. (the “Company”) (NASDAQ:BCBP), the parent company of BCB Community Bank (the “Bank”), announced today that it has closed a $24 million offering of 2,400,000 shares of its common stock at a public offering price of $10.00 per share. The offering resulted in gross proceeds of approximately $24,000,000 and net proceeds of approximately $22,135,950, after underwriting discounts and estimated expenses for the offering. The shares were issued pursuant to an effective shelf registration statement on Form S-3 (File No. 333-199424) and a prospectus supplement previously filed with the Securities and Exchange Commission (the “SEC”).

Sandler O’Neill + Partners, L.P. served as the sole book-running manager for the offering. Janney Montgomery Scott LLC and Oppenheimer & Co. Inc. acted as co-managers for the offering. The Company has granted the underwriters a 30-day option to purchase from the Company up to an additional 15% of the amount of the Company’s common stock offered to cover over-allotments, if any.

The Company intends to use the net proceeds from the offering for general corporate purposes, including maintaining liquidity, supporting core business growth, the possible early retirement of debt, future acquisitions, funding working capital needs and maintaining the Company’s capital and liquidity ratios, and the ratios of the Bank, at acceptable levels.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. The offering will be made only by means of a prospectus supplement, copies of which may be obtained without charge by visiting the SEC’s website at www.sec.gov, or from Sandler O’Neill + Partners, L.P., 1251 Avenue of the Americas, 6th Floor, New York, New York 10020, Attn: Syndicate Operations, or by phone at 1-866-805-4128; Janney Montgomery Scott LLC, 60 State Street, Boston, MA 02109, Attention: Equity Capital Markets Group or prospectus@janney.com; and Oppenheimer & Co., Attn: Syndicate Prospectus Department, 85 Broad Street, 26th Floor, New York, New York 10004, by phone at 212-667-8563, by fax at 212-667-6141, or EquityProspectus@opco.com.

BCB Bancorp, Inc.

BCB Bancorp, Inc., is a New Jersey bank holding company headquartered in Bayonne, New Jersey, and is the parent company of BCB Community Bank, which commenced operations in 2000. The Bank operates through 14 branches in New Jersey and one branch in Staten Island, New York. The Company’s focus is on building a franchise with meaningful market share and consistent revenue growth complemented by operational efficiencies which it believes will produce attractive risk-adjusted returns for its shareholders.

Forward Looking Statements

This press release may contain certain forward looking statements regarding the Company’s prospective performance and strategies within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

Forward looking statements, which are based on management’s current information, estimates and assumptions and the current economic environment, are generally identified by use of words "anticipate," "believe," "estimate," "expect," "intend," "plan," "project," "seek," "strive," "try," "could," "may," "should," "will," "would," or similar expressions. Factors that could cause future results to vary from current management expectations as reflected in our forward looking statements include, but are not limited to: unfavorable economic conditions in the United States generally and particularly in our primary market area; the effects of declines in housing markets and real estate values that may adversely impact the collateral underlying our loans; increase in unemployment levels and slowdowns in economic growth; our level of non-performing assets and the costs associated with resolving any problem loans including litigation and other costs; the impact of changes in interest rates and the credit quality and strength of underlying collateral and the effect of such changes on the market value of our loan and investment securities portfolios; the credit risk associated with our loan portfolio; changes in the quality and composition of the Bank’s loan and investment portfolios; changes in our ability to access cost-effective funding; deposit flows; legislative and regulatory changes, including increases in Federal Deposit Insurance Corporation, or FDIC, insurance rates; monetary and fiscal policies of the federal government; changes in tax policies, rates and regulations of federal, state and local tax authorities; inflation; demands for our loan products; demand for financial services; competition; changes in the securities or secondary mortgage markets; changes in management’s business strategies; our ability to enter new markets successfully; our ability to successfully integrate acquired businesses; changes in consumer spending; our ability to retain key employees; the effects of any reputational, credit, interest rate, market, operational, legal, liquidity or regulatory changes; expanded regulatory requirements as a result of the Dodd-Frank Wall Street Reform and Consumer Protection Act, which could adversely affect operating results; and other factors discussed elsewhere in the prospectus supplement and prospectus.

These and other factors that may cause actual results to differ materially from these forward looking statements are discussed in the Company’s Annual Report on Form 10-K, the Company’s Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission, available at the SEC’s website, www.sec.gov. All information in this press release is as of the date of this press release. The Company undertakes no duty to update any forward looking statement to conform the statement to actual results or changes in the Company’s expectations.